As filed with the Securities and Exchange Commission on  September 10, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation or organization)
98-0225954
(IRS Employer Identification Number)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(441) 295-9230
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CT Corporation
1633 Broadway
New York, New York 10019
(212) 479-8240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

        Large accelerated filer  [_]                                                                                Accelerated filer  [X]

        Non-accelerated filer  [_]  (Do not check if a smaller reporting company)                   Smaller reporting company  [_]

CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed maximum	Proposed maximum	Amount of
securities to be	Amount to be	offering price per	aggregate offering	registration
Registered	registered (1)(2)	unit (2)	price (2)(3)	fee (3)
Primary Offering	—	—	—	—
Debt Securities (4)	—	—	—	—
Class A Common Shares (5)	—	—	—	—
Preference Shares (6)	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Total Primary Offering	—	—	$500,000,000	$27,900.00
Secondary Offering
Class A Common Shares (7)	10,000,000	$8.55	$85,500,000	$4,770.90

(1)
There are being registered an indeterminate number of securities as shall have an aggregate offering price not to exceed $500,000,000.  In addition, up to 10,000,000 Class A Common Shares may be sold from time to time pursuant to the registration statement by the selling shareholders.  This registration statement also covers any additional securities to be offered or issued from share splits, share dividends, bonus issues, recapitalizations or similar transactions.  The securities covered by this registration statement may be sold separately, together or as units with other securities registered under this registration statement.

(2)
With respect to the primary offering and pursuant to General Instruction II-D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.

(3)
With respect to the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).  With respect to the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported for the Class A Common Shares as reported by the NASDAQ Global Select Market on September 3, 2009.

(4)
With respect to the primary offering and subject to note (1), this registration statement covers such an indeterminate amount of Debt Securities, which may be senior or subordinated, as may be sold from time to time at indeterminate prices by the registrant.  If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000.

(5)
With respect to the primary offering and subject to note (1), this registration statement covers such an indeterminate amount of Class A Common Shares as may be sold, from time to time, at indeterminate prices, by the registrant and such indeterminate number of Class A Common Shares as may be issued, from time to time, upon conversion or exchange of other securities, including any Preferred Shares and Debt Securities, in each case if applicable, registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for Class A Common Shares.

(6)
With respect to the primary offering and subject to note (1), this registration statement covers such an indeterminate number of Preference Shares as may be sold from time to time at indeterminate prices by the registrant.

(7)
With respect to the secondary offering and subject to note (1), this registration statement covers an aggregate of 10,000,000 Class A Common Shares that may be sold from time to time by the selling shareholders.

________________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
TBS International Limited

Debt Securities
Class A Common Shares
Preference Shares
Depositary Shares
Warrants
________________

10,000,000 Class A Common Shares offered by
the selling shareholders
We may offer from time to time:

•	senior or subordinated debt securities of TBS International Limited;

•	Class A common shares of TBS International Limited;

•	preference shares of TBS International Limited;

•	depositary shares of preferences shares of TBS International Limited; and

•	warrants for the purchase of common shares of TBS International Limited.

The aggregate initial offering price of the securities that we will offer for sale pursuant to this prospectus and any prospectus supplement will not exceed $500,000,000.  When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and material tax considerations pertaining to an investment in the securities in supplements to this prospectus.  The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis.  See "Plan of Distribution."  If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  The securities may be offered separately or together in any combination and as separate series.

The selling shareholders may offer and sell up to 10,000,000 shares in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part.  The prices at which the selling shareholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We and the selling shareholders will provide the specific terms of any offering of shares, including the price of the shares, in supplements to this prospectus.

The common shares of TBS International Limited are listed on the NASDAQ Global Select Market under the symbol "TBSI."

Investing in our securities involves a high degree of risk.  See the "Risk Factors" section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Prospectus dated September 10, 2009.

Consent under the Exchange Control Act 1972 of Bermuda (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our securities to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the NASDAQ Global Select Market.  This prospectus may be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law.  In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The address of our registered and principal office is Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda.  The telephone number at that address is (441) 296-9230.  The mailing address for our executive office in the United States is c/o TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, New York, 10710, and the telephone number at that address is (914) 961-1000.

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission.  By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to an aggregate amount of $500,000,000.  In addition, the selling shareholders may sell up to 10,000,000 Class A Common Shares in one or more offerings.

The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

This prospectus only provides you with a general description of the securities that we and the selling shareholders may offer.  Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except where we indicate otherwise or the context requires otherwise, references in this prospectus to "we," "us" and "our" or similar terms are to TBS International Limited, a Bermuda company, and its consolidated subsidiaries, and references to "International" are to only the parent company, TBS International Limited.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC's Internet site at http://www.sec.gov.  You also may read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our Class A common shares are listed and traded on the NASDAQ Global Select Market.  You may inspect the information we file with the SEC at the NASDAQ's offices.  For further information on obtaining copies of our public filings at the NASDAQ Global Select Market, you should call (212) 401-8700.  Information about us, including our SEC filings, also is available at our Internet site at http://www.tbsship.com.  However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, prior to the termination of the offering under this prospectus:

•	the Registration Statement of TBS International Limited on Form 8-A filed on June 21, 2005;

•
the Annual Report of TBS International Limited on Form 10-K for the year ended December 31, 2008, filed on March 30, 2009, (including the portions of our Proxy Statement on Schedule 14A, filed on April 30, 2009, incorporated by reference therein);

•
the Quarterly Reports of TBS International Limited on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009, and the quarterly period ended June 30, 2009, filed on August 7, 2009;

•
the Current Report of TBS International Limited on Form 8-K filed on April 2, 2009, providing information under Item 1.01 of Form 8-K, and the Current Report of TBS International Limited on Form 8-K filed on September 10, 2009;

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you by writing or telephoning us at the following address:

TBS International Limited
Commerce Building
Chancery Lane
Hamilton, HM 12, Bermuda
(441) 295-9230

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement and any free writing prospectus provided, authorized or approved by us.  We have not authorized anyone else to provide you with other information.

TBS INTERNATIONAL LIMITED

We are an ocean transportation services company that offers worldwide shipping solutions to a diverse client base of industrial shippers.  We offer liner, parcel and bulk services and vessel chartering supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers.  Our liner, parcel and bulk services carry steel products, salt, sugar, grain, fertilizers, chemicals, metal concentrates, aggregate and general cargo.  In addition to providing frequent, regularly scheduled voyages within our shipping network, we offer our Five-Star Service consisting of ocean transportation, logistics, port services, operations and strategic planning.  This Five Star Service provides a fully-integrated shipping solution to our customers which distinguishes us from traditional dry cargo shipping companies.

Over the past 16 years, we have developed our business model around key trade routes between Latin America and Japan, South Korea and China, as well as ports in North America, Africa, the Caribbean and the Middle East.  We have a strong position in various trade lanes in the Far East, South America, North America, the Caribbean, the Middle East and Africa.  We offer our services globally in more than 20 countries to over 300 customers through a network of affiliated service companies.  We have expanded and upgraded our fleet, which now numbers 47 vessels, including 45 ships that we own and two that we charter-in with an option to purchase.  Historically, we have expanded our fleet by acquiring second hand vessels.  While we remain committed to expanding our fleet, the current economic conditions and the current decline in demand for shipping services have caused us to reevaluate acquiring secondhand vessels and, pending any dramatic change in global economic conditions, we have decided to suspend any further acquisitions of secondhand vessels.  The global financial crisis has resulted in a reduction in the demand for shipping services and a significant downturn in spot freight and time charter rates.  A reduction in the availability of vessel acquisition funding has caused potential buyers to delay, postpone or abandon their vessel acquisition plans.  Our current business strategy includes growing through the acquisition of multi-purpose tweendeckers under our new-building contract and chartering-in vessels as needed.  On March 29, 2007, we entered into a contract for six "Roymar Class" 34,000 deadweight ton, or dwt, multipurpose vessels with retractable tweendecks, designed to our specifications for which we have arranged funding.  One vessel is scheduled for delivery in 2009, four vessels are scheduled for delivery in 2010 and the remaining vessel is scheduled for delivery during the first quarter of 2011.

We target niche markets, which include trade routes, ports and cargoes not efficiently served by container and large dry bulk vessel operators.  In order to effectively serve these markets, we offer regularly scheduled voyages using our fleet of multipurpose tweendeckers and handysize and handymax dry bulk carriers.  Tweendeck vessels are differentiated by their retractable decks that can create separate holds, facilitating the transportation of non-containerized cargoes.  Our vessels are able to navigate and service many ports with restrictions on vessel size and transport many types of cargo that cannot be carried efficiently by container or large dry bulk carriers.

We operate our vessels on five principal routes:

Service	Routes	Cargoes
TBS Pacific Service	Eastbound: Japan, South Korea and China to the West, North and East Coasts of South America Westbound: Peru, Ecuador and Chile to East Asia	Eastbound: Steel products, project cargo and general cargo Westbound: Minerals and metals
TBS Latin America Service	Northbound: Brazil to Central America, the Caribbean basin and the West coast of South America Southbound: Colombia to Brazil and Argentina	Steel products, project cargo and general cargo Coal and petroleum coke
TBS North America Service	North America to the Caribbean and South America	Fertilizer and agricultural products
TBS Middle East Carriers	Middle East region including ports in United Arab Emirates to Qatar and Kuwait	Bulk aggregates
TBS Ocean Carriers	Brazil to the West coast of Africa	Bulk sugar and salt

In addition to our liner, parcel and bulk services on the trade routes described above, we time charter-out vessels on an individual customer basis through TBS Ocean Carriers.  However, any of our services may time charter-out a vessel to meet our customers' needs.  Generally, we time charter-out vessels on a long-term basis to customers seeking vessel tonnage and on a short-term basis to reposition a vessel.

A time charter is a contractual arrangement under which a shipowner is paid for the use of a vessel at a daily rate for a fixed period of time.  The shipowner is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, and for the six month period ended June 30, 2009.  For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of earnings (loss) before income taxes and interest expense (including amortization of debt issuance cost and the portion of rents representative of interest), and "fixed charges" consists of interest expense (including amortization of debt issuance cost and the portion of rents representative of interest).

	Six Months Ended June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	*	10.8	8.8	3.5	4.7	5.1

*  Due to our loss in the first six months of 2009, the ratio of earnings to fixed charges was less than 1:1.  The amount by which earnings were inadequate to cover fixed charges was approximately $21.3 million.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from our sale of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, investments in our subsidiaries, acquisition of second-hand vessels and the acquisition or construction of new build vessels.

Our Class A common shares also may be sold by certain shareholders in different ways and at varying prices from time to time.  We will not receive any of the proceeds from the sale of Class A common shares by selling shareholders.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•	senior or subordinated debt securities;

•	Class A common shares;

•	preference shares;

•	depositary shares of preference shares;

•	warrants for the purchase of common shares; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale.  We may issue debt securities that are exchangeable for or convertible into Class A common shares or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement.  We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.  As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section.  If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.  As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.  "International" refers to TBS International Ltd. on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities.  International will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between International and the trustee named in the applicable prospectus supplement.  International will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between International and the trustee named in the applicable prospectus supplement.  We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee.  In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures.  You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities.  The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part.  The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be unsubordinated obligations.  They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.  The subordinated debt securities will be subordinated in right of payment to the prior payment in full of International’s senior debt.  See "Subordination of Subordinated Debt Securities."  The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement.  We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of International's outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time.  Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue.  We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.  All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

(1)	the title of the debt securities;

(2)	any limit upon the aggregate principal amount of the debt securities;

(3)	the price at which International will issue the debt securities;

(4)	the date or dates on which the principal of the debt securities will be payable (or the method of determination thereof);

(5)
the rate or rates (or the method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;

(6)	if other than as set forth herein, the place or places where the principal of and other amounts, if any, and interest, if any, on the debt securities will be payable;

(7)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(8)	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

(9)
our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

(10)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series shall be issuable;

(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate;

(12)	whether the debt securities are convertible into Class A common shares and, if so, the terms and conditions of such conversion;

(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16)
if other than U.S. dollars, the currency, or currencies or currency units issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18)	the ability, if any, to defer payments of principal, interest, or other amounts; and

(19)
any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

"Principal" when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register.  Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form.  Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent.  No service charge will be made for any registration of transfer or exchange of the debt securities, but International may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by International with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

International will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof.  Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures provide that International may issue senior and subordinated debt securities in the forms, including temporary or definitive global form, established by board resolutions or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, International will issue senior and subordinated debt securities in denominations of $1,000 or any integral multiple of $1,000, and interest on the debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

International will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange.  The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities.  Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but International or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a  series of debt securities, each series of the debt securities will be issued in global form, which means that International will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under "Book-Entry Procedures and Settlement."  Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry, or global, securities.  Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC.  DTC therefore will be the only registered holder of these securities.

Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system.  Purchasers also may hold interests through a securities intermediary — a bank, brokerage house and other institution that maintains securities accounts for customers — that has an account with DTC or its nominee.  DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers.  Some of these customers may be securities intermediaries holding securities for their customers.  Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary.  The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security.  In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder's ownership of securities.  The book-entry system for holding securities eliminates the need for physical movement of certificates.  However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form.  These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount.  Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities.  DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934.  The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Links may be established among DTC, Clearstream and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the U.S.

Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment.  After settlement, Clearstream or Euroclear will credit its participant's account.  Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment.  The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

The information in this "Book-Entry Procedures and Settlement" section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience.  We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them.  We urge investors to contact such systems or their participants directly to discuss these matters.

Subordination of Subordinated Debt Securities

International will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness.  The terms will include a description of:

(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)
default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of International and, as specified in the relevant prospectus supplement, certain subsidiaries of International.

         Any failure to perform, or breach of, any covenant or agreement by International in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against International for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to International by the trustee or to International and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Reporting Noncompliance" under the indenture, International will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof.  The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.  In addition, International will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on International's behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations of International) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to International, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled.  Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity satisfactory to it.  The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request to, and offered indemnity satisfactory to, the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request.  However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

Each indenture provides that International may consolidate with, sell, convey or lease all or substantially all of its assets to, or amalgamate or merge with or into, any other corporation, if:

(1)
either (a) International is the continuing company or (b) the successor company is a corporation incorporated under the laws of Bermuda, the United States or any state thereof or a member state of the European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by International; and

(2)
International or such continuing or successor company, as the case may be, is not, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including International's obligation to pay the principal of and interest on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

The indentures contain provisions permitting International and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that no such supplemental indenture may:

(1)
extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2)
reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.

Additional amendments requiring the consent of each holder affected thereby may be specified for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, International and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

The indentures provide, if such provision is made applicable to the debt securities of any series, that International may elect to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) ("defeasance") upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.  Such a trust may be established only if International complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our memorandum of association and our bye-laws.  Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our memorandum of association and bye-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

We are an exempted company incorporated under the laws of Bermuda.  We are registered with the Registrar of Companies in Bermuda under registration number 24154.  We were incorporated on November 26, 1997 under the name TBS International Limited.  On February 15, 2001, TBS International Limited amalgamated with TBS Shipping International Limited, an exempted company incorporated under the laws of Bermuda, and the amalgamated company continued under the name TBS International Limited.  Our registered office is located at Commerce Building, Chancery Lane, Hamilton, HM 12, Bermuda.  Our agent for service of process in the U.S. is CT Corporation, 1633 Broadway, New York, New York 10019.

Share Capital

Our authorized share capital consists of 75,000,000 Class A common shares, par value US$0.01 per share, and 30,000,000 Class B common shares, par value US$0.01 per share, and 1,000,000 undesignated preference shares par value US$0.01 per share.  As of June 30, 2009, there were 17,531,996 Class A common shares and 12,390,461 Class B common shares issued and outstanding and no preference shares issued and outstanding.  All of our issued and outstanding common shares are fully paid and nonassessable.

Our bye-laws authorize us to purchase our own shares for purposes of cancellation or to hold as treasury shares so long as the number of shares held as treasury shares does not exceed 10% of our issued share capital.  We currently hold 18,625 shares as treasury shares.

Pursuant to our bye-laws, subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares.  There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

Our Class A common shares and Class B common shares are identical in respect of the right to dividends and surplus assets on liquidation.  The holders of Class A common shares will be entitled to one vote for each Class A common share on all matters submitted to a vote of holders of common shares while holders of Class B common shares will be entitled to one half of a vote for each Class B common share.  The holders of Class A common shares may convert their Class A common shares into Class B common shares, and the holders of Class B common shares may convert their Class B common shares into Class A common shares, on ten days' notice, and the Class B common shares will automatically convert into Class A common shares upon transfer to any person other than another holder of Class B common shares, in each case as long as the conversion does not cause International to become a controlled foreign corporation or cause one or more 5% Shareholders (as defined in the bye-laws) to own 50% or more of the value of the Class A common shares.  If at any time our board of directors determines that it is necessary or advisable for Class B common shares to be converted into Class A common shares to prevent International from becoming a controlled foreign corporation for U.S. federal income tax purposes or to prevent one or more 5% Shareholders (as defined in the bye-laws) from owning 50% or more of the value of the Class A common shares, the board may convert any or all of the Class B common shares into Class A common shares.  Our bye-laws provide that any holder of Class A common shares who becomes a 5% Shareholder (as defined in our bye-laws) must notify us as soon as practicable.  Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights.  Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast by Class A and Class B shareholders, voting together as a single class, at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of Class A and Class B common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our board without any further shareholder approval.  Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control over us.

Dividend Rights

Our board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due or that the realizable value of our assets would thereby be less than the aggregate of our liabilities and issued share capital and share premium accounts.  Under our bye-laws, each Class A and Class B common share is entitled to dividends equally if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares.  There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our Class A or Class B common shares.

Variation of Rights

The rights attaching to any class of our shares, unless otherwise provided by the terms of issue of the shares of that class, may be varied either with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders.  Our bye-laws specify that the creation or issue of shares ranking equally with existing shares with preferred or other rights, unless expressly provided by the terms of issue of existing shares, will not be deemed to vary the rights attached to existing shares.  In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year.  Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.  Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.  Our bye-laws provide that the president (if any), the chairman (if any) or our board of directors may set the time and place of an annual general meeting or convene a special general meeting.  Under our bye-laws, at least ten days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting.  This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting or in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares giving a right to attend and vote at such meeting.  The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares.

Access to Books and Records and Dissemination of Information

The shareholders of a Bermuda company have the right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting.  The register of members of a company is also open to inspection by shareholders and members of the public without charge.  Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our bye-laws provide that our board shall consist of not fewer than five nor more than 11 directors, and our board of directors currently consists of eight directors.  At least a majority of our directors must be independent, as defined in Rule 10A-3(b)(i) under the Exchange Act.

A director may be removed by the shareholders, provided notice of any shareholders meeting convened to remove the director is given to the director.  The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting.  The director is entitled to attend the meeting and be heard on the motion for his removal.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our bye-laws provide that no bye-law shall be rescinded, altered or amended without approval by a resolution of our board of directors and by a resolution of the shareholders.  In the case of certain bye-laws, such as the bye-laws relating to approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and the holders of shares carrying at least 66% of the votes attaching to all shares in issue.

Registrar or Transfer Agent

A register of holders of the common shares will be maintained by Windcrest Management Limited in Bermuda, and a branch register will be maintained in the U.S. by American Stock Transfer & Trust Company, who will serve as branch registrar and transfer agent.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes.  This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

We have obtained the Bermuda Monetary Authority's consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NASDAQ Global Select Market.  Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness.  Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.  Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

This prospectus may be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda.  In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

In accordance with Bermuda law, share certificates are issued only in the names of companies, partnerships or individuals.  In the case of a shareholder acting in a special capacity (for example as a trustee), certificates, at the request of the shareholder, may record the capacity in which the shareholder is acting.  Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.  We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional preference shares, or "depositary shares," rather than full preference shares.  In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preference shares as described in the applicable prospectus supplement.

The shares of any series of preference shares represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement.  The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preference shares, including dividend, voting, redemption, subscription and liquidation rights.  The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.  You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preference shares underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the preference shares being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert preference shares held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary preference shares to be redeemed or converted.  The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preference shares.  The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preference shares.  If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including the initial deposit of preference shares and any redemption of the preference shares.  Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities.  We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants.  You should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

SELLING SHAREHOLDERS

We are registering for resale Class A Common Shares held by certain of our shareholders.  The Class A Common Shares to be sold by the selling shareholders were acquired at the time of incorporation of International, upon the exercise or pursuant to our Equity Incentive Plan or in open market purchases.  Common Shares issued pursuant to the Equity Incentive Plan have been registered with the SEC on a registration statement on Form S-8.

The prospectus supplement for any offering of our Class A Common Shares by the selling shareholders hereunder will include the following information:

•	the name of each selling shareholder;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of Class A and Class B Common Shares held by each selling shareholder prior to the offering;

•	the number of Class A Common Shares to be offered for each selling shareholder's account; and

•	the number, and, if required by law, the percentage of Class A and Class B Common Shares held by each of the selling shareholders before and after the offering.

Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the offered securities:

•	through agents;

•	through marketing firms;

•	through one or more underwriters or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of our securities.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling shareholders use underwriters in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  If we or the selling shareholders utilize an underwriter or underwriters in the sale, we or the selling shareholders will execute an underwriting agreement with such underwriters at the time of sale to them.  Any underwriters will use the prospectus supplement to make sales of the securities in respect of which this prospectus is delivered to the public.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option.  In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.  If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares.  As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling shareholders may sell the securities directly, without the involvement of underwriters or agents.  We or the selling shareholders also many sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act of 1933.  In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.  We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement would describe the commission payable for solicitation of those contracts.

General Information

We or the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers.  In addition, some states may restrict the us or the selling shareholders from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities with respect to New York law, and Conyers Dill & Pearman, Hamilton, Bermuda, will provide opinions regarding authorization and validity of the securities with respect to Bermuda law.  Any underwriters also may be represented by their own counsel and that counsel will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant.  The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$32,671
Printing Fees and Expenses	50,000
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	100,000
Trustee's and Depositary's Fees	10,000
Miscellaneous	6,000
Total	$273,671

Item 15.   Indemnification of Directors and Officers

TBS International Limited

Section 98 of the Companies Act 1981 provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company.  Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act 1981.

Our bye-laws indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty.  The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.  Our bye-laws also contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors.  The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments that we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.   Exhibits

Exhibit Number	Description
Incorporation by Reference
(where a report or registration statement is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)

1.1	Form of Debt Securities Underwriting Agreement	*
1.2	Form of Equity Securities Underwriting Agreement	*
4.1	Amended and Restated Memorandum of Association of TBS International Limited.	Exhibit 3.1 to the Quarterly Report on Form 10-Q as filed by TBS International Limited with the Commission on August 7, 2008.
4.2	Bye-Laws of TBS International Limited.	Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by TBS International Limited with the Commission on August 7, 2008.
4.3	Form of Indenture of TBS International Limited.	Filed herewith.
4.4	Form of Subordinated Indenture of TBS International Limited.	Filed herewith.
4.5	Form of Deposit Agreement/Deposit Receipt	*
5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith.
5.2	Opinion of Conyers Dill & Pearman	Filed herewith.
12.1	Statement re computation of ratio of earnings to fixed charges	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.
23.2	Consent of Gibson, Dunn & Crutcher LLP	Included in Exhibit 5.1 filed herewith.
23.3	Consent of Conyers Dill & Pearman	Included in Exhibit 5.2 filed herewith.
24	Power of Attorney	Filed herewith.
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 - Indenture	Filed herewith.
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 - Subordinated Indenture	Filed herewith.

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 and section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yonkers, State of New York, on September 10, 2009.

TBS INTERNATIONAL LIMITED

By:  /s/  Joseph E. Royce
Name:  Joseph E. Royce
Title:  President, Chief Executive Officer, Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Joseph E. Royce Joseph E. Royce	President, Chief Executive Officer, Chairman and Director	September 10, 2009
/s/ Ferdinand V. Lepere Ferdinand V. Lepere	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 10, 2009
/s/ Frank. J. Pittella Frank. J. Pittella	Chief Accounting Officer (Principal Accounting Officer)	September 10, 2009
* Gregg L. McNelis	Senior Executive Vice President, Chief Operating Officer and Director	September 10, 2009
* James W. Bayley	Director	September 10, 2009
* John P. Cahill	Director	September 10, 2009
* Randee E. Day	Director	September 10, 2009
* William P. Harrington	Director	September 10, 2009
* Peter S. Shaerf	Director	September 10, 2009
* Alexander Smigelski	Director	September 10, 2009

___________________________

*
The undersigned does hereby sign this registration statement on behalf of the above-indicated director or officer of TBS International Limited pursuant to a power of attorney executed by such director or officer.

/s/ Ferdinand V. Lepere Ferdinand V. Lepere, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.3	Form of Senior Indenture of TBS International Limited
4.4	Form of Subordinated Indenture of TBS International Limited
5.1	Opinion of Gibson, Dunn & Crutcher LLP
5.2	Opinion of Conyers Dill & Pearman
12.1	Statement of computation of ratio of earnings to fixed charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Gibson, Dunn & Crutcher LLP*
23.3	Consent of Conyers Dill & Pearman*
24	Power of Attorney
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 - Indenture
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 - Subordinated Indenture

* Included in Exhibit 5.